Exhibit 99.1

FOR IMMEDIATE RELEASE

Financial Contact:

Suzanne Schmidt

IDT Investor Relations

Phone: (415) 217-4962

E-mail: suzanne@blueshirtgroup.com

Press Contact:

Graham Robertson

IDT Worldwide Marketing

Phone: (408) 284-2644

E-mail: graham.robertson@idt.com

Integrated Device Technology Prices Offering of

$325 Million Convertible Senior Notes

SAN JOSE, Calif., October 30, 2015 - Integrated Device Technology, Inc. (IDT®) (NASDAQ: IDTI) (the “Company”) priced $325 million aggregate principal amount of 0.875% convertible senior notes due 2022 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering, the Company has granted the initial purchasers a 30-day option to purchase up to an additional $48.75 million aggregate principal amount of notes to cover over-allotments, if any.

The notes will bear interest at a rate of 0.875% per year payable semi-annually in arrears on May 15 and November 15 of each year, beginning May 15, 2016. When issued, the notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of the Company’s indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries. The notes will mature on November 15, 2022, unless repurchased or converted in accordance with their terms prior to such date. Prior to August 15, 2022, the notes will be convertible only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the notes may be settled in shares of the Company’s common stock, cash or a combination of cash and shares of the Company’s common stock, at the Company’s option. Holders of the notes will have the right to require the Company to repurchase all or some of their notes at 100% of their principal, plus any accrued and unpaid interest, upon the occurrence of certain events. The conversion rate will initially be 29.8920 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $33.45 per share of common stock). The initial conversion price of the notes represents a premium of approximately 37.5% to the $24.33 per share closing price of the Company’s common stock on October 29, 2015. The sale of the notes is expected to close November 4, 2015, subject to customary closing conditions.

In connection with the pricing of the notes, the Company entered into privately negotiated convertible note hedge transactions with JPMorgan Chase Bank, National Association (in this capacity, the “option counterparty”). These transactions cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock that will initially underlie the notes, and are expected to reduce the potential equity dilution, and/or offset cash payments due, upon conversion of the notes. The Company entered into separate, privately negotiated warrant transactions with the option counterparty at a higher strike price relating to the same number of shares of the Company’s common stock, subject to customary anti-dilution adjustments, pursuant to which the Company will sell warrants to the option counterparty. The warrants could have a dilutive effect on the Company’s outstanding common stock and the Company’s earnings per share to the extent that the price of the Company’s common stock exceeds the strike price of those warrants. The strike price of the warrant transactions will initially be $48.66 per share, which represents a premium of approximately 100% over the per share closing price of the Company’s common stock on October 29, 2015, and is subject to certain adjustments under the terms of the warrant transactions.

If the initial purchasers exercise their over-allotment option, the Company expects to enter into additional convertible note hedge transactions and additional warrant transactions with the option counterparty, which will initially cover the number of shares of the Company’s common stock that will initially underlie the additional notes sold to the initial purchasers.

The Company estimates that the net proceeds from this offering will be approximately $315.4 million (or $362.9 million if the initial purchasers exercise their overallotment option in full), after deducting fees and estimated offering expenses payable by the Company.

The Company expects to use approximately $300 million of the net proceeds from this offering to repurchase shares of its common stock. These purchases will be (i) from purchasers of notes in this offering in privately negotiated transactions effected through one of the initial purchasers or its affiliate as the Company’s agent concurrently with this offering and (ii) pursuant to variable maturity accelerated share repurchase agreement(s) to be entered into with JPMorgan Chase Bank, National Association and/or Bank of America, N.A. The Company has agreed to purchase approximately $75 million of its common stock from purchasers of the notes in this offering in privately negotiated transactions, and the Company expects the remainder of the $300 million in share repurchases to be effected pursuant to the accelerated share repurchase agreement(s).

Additionally, the Company intends to use the remainder of the net proceeds from this offering, together with cash on hand, to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to the Company from the sale of the warrant transactions), which net cost will be approximately $32.5 million.

The Company has been advised that in connection with establishing their initial hedges of the convertible note hedge and warrant transactions, the option counterparty and/or affiliates thereof expects to enter into various cash-settled over-the-counter derivative transactions with respect to the Company’s common stock. These activities could have the effect of increasing or preventing a decline in the price of the notes and/or the Company’s common stock. The option counterparty and/or affiliates thereof may modify its hedge positions by unwinding these derivative transactions, entering into or unwinding additional cash-settled over-the-counter derivative transactions and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions from time to time prior to maturity of the notes (and are likely to do so during any observation period related to any conversion of the notes).

In addition, any repurchases by the Company of its common stock from purchasers of the notes or pursuant to the accelerated share repurchase agreement(s) could affect the market price of the common stock.

The potential effect, if any, of these transactions and activities on the market price of the Company’s common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of the Company’s common stock, which could affect the ability to convert the notes, the value of the notes and the amount of cash, if any, and the number of and value of shares of the Company’s common stock, if any, holders will receive upon conversion of the notes.

The notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and the common stock, if any, issuable upon conversion of the notes have not been registered under the Securities Act or the securities laws of any other jurisdiction, and the notes and such shares may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, such a registration requirements.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any notes or common stock, nor shall there be any sale of notes or common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction. Any offer, if at all, will be made only pursuant to Rule 144A under the Securities Act.

About IDT

Integrated Device Technology, Inc. develops system-level solutions that optimize its customers’ applications. IDT uses its market leadership in timing, serial switching and interfaces, and adds analog and system expertise to provide complete application-optimized, mixed-signal solutions for the communications, computing and consumer segments. Headquartered in San Jose, Calif., IDT has design, manufacturing, sales facilities and distribution partners throughout the world. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol “IDTI.”

Forward-Looking Statements

This press release contains “forward-looking statements” that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future actions, business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” or “will.” These statements relating the proposed offering of the notes include, but are not limited to: whether the Company will consummate the offering on the proposed terms, or at all; the anticipated use of the net proceeds of the offering (including the accelerated share repurchase agreement(s) and concurrent repurchases of the Company’s common stock from purchasers of the notes); and whether the convertible note hedge and warrant transaction will become effective. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause actual results to differ materially from those expressed in the Company’s forward-looking statements include: changes in market conditions; demands on the Company’s cash; and final pricing of the notes and the convertible note hedge and warrant transactions. Other risks include those described in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2015. These risks and uncertainties may cause the Company’s actual future actions or results to differ materially from those expressed in the forward-looking statements. Forward-looking statements speak only as to the date on which they are made, and, except as may be required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.